UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

Voltari Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-55419	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700
New York, NY 10153
(Address of Principal Executive Offices, including Zip Code)

(212) 388-5500
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Accounting Officer

On May 18, 2017, the Board of Directors appointed Peter Kaouris, age 50, as Chief Accounting Officer of the Company, beginning on or around May 22, 2017.

Mr. Kaouris has been a consultant since March 2016 providing strategic investment planning for family trusts, including preparing and implementing real estate investment strategies and conducting market analysis and real estate property due diligence. Previously, Mr. Kaouris was a consultant for AXA Real Estate Investment Managers, from February 2017 to April 2017, where he assisted in streamlining accounting financial reporting deliverables from various third party companies. Previously, Mr. Kaouris served as the Vice President and Controller of O’Connor Capital Partners, from March 1999 to June 2015, where Mr. Kaouris was responsible for leading the accounting and financial management departments, which included reviewing loan draws for real estate projects and assisting in audit and tax preparation for real estate properties, holding companies and fund level entities. From December 1996 to March 1999, Mr. Kaouris was a Senior Auditor at Ernst & Young LLP’s Financial Markets-Real Estate Group for Assurance and Business Advisory Practice, where his responsibilities included performing audits and strategic consulting for real estate clients and ensuring clients complied with financial regulatory controls and satisfied applicable accounting standards. From August 1994 to December 1996, Mr. Kaouris was an Assistant Controller for Related Companies, LP, where he assisted in the fund management for six real estate portfolios. Mr. Kaouris has served on the board of Bayside Gables Civic Association, Inc. since January 2017. Mr. Kaouris has a Bachelor of Business Administration, Accounting & Finance, from The Bernard M. Baruch College of the City University of New York and he received his New York Real Estate License in March 2017.

In connection with his appointment, Mr. Kaouris and the Company entered into an employment offer letter (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Kaouris is entitled to an annual base salary of $162,500. Additionally, Mr. Kaouris is subject to non-disclosure, confidentiality and non-disparagement covenants pursuant to the Offer Letter.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the text of the Offer Letter, a copy of which is attached to this report as Exhibit 10.1, and is incorporated herein in its entirety by reference.

There are no arrangements or understandings between Mr. Kaouris and any other persons pursuant to which he was selected as an officer and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Chief Financial Officer

On May 18, 2017, the Board of Directors of the Company appointed Mr. Kenneth Goldmann as Chief Financial Officer of the Company. Mr. Goldman has served the Company as Chief Administrative and Accounting Officer since October 5, 2015.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter by and between Voltari Corporation and Peter Kaouris, dated May 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION

Date: May 18, 2017	By:	/s/ Kenneth Goldmann
Kenneth Goldmann Chief Financial Officer

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